Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

February 21, 2017

Verizon and Yahoo amend terms of definitive agreement

NEW YORK, NY and SUNNYVALE, CA – Verizon Communications Inc. (NYSE, Nasdaq: VZ) and Yahoo! Inc. (Nasdaq: YHOO) today announced that they have amended the existing terms of their agreement for the purchase of Yahoo’s operating business.

Under the amended terms, Verizon and Yahoo have agreed to reduce the price Verizon will pay to acquire Yahoo’s operating business by $350 million. In addition, Verizon and Yahoo will share certain legal and regulatory liabilities arising from certain data breaches incurred by Yahoo.

Marni Walden, Verizon executive vice president and president of Product Innovation and New Businesses, said: “We have always believed this acquisition makes strategic sense. We look forward to moving ahead expeditiously so that we can quickly welcome Yahoo’s tremendous talent and assets into our expanding portfolio in the digital advertising space.”

Walden added, “The amended terms of the agreement provide a fair and favorable outcome for shareholders. It provides protections for both sides and delivers a clear path to close the transaction in the second quarter.”

Marissa Mayer, CEO of Yahoo, said: “We continue to be very excited to join forces with Verizon and AOL. This transaction will accelerate Yahoo’s operating business especially on mobile, while effectively separating our Asian asset equity stakes. It is an important step to unlock shareholder value for Yahoo, and we can now move forward with confidence and certainty. We have a terrific, loyal, experienced team at Yahoo. I’m incredibly proud of our team’s strong product and financial execution in 2016, setting the stage for a successful integration.”

Under the amended terms, Yahoo will be responsible for 50 percent of any cash liabilities incurred following the closing related to non-SEC (Securities and Exchange Commission) government investigations and third-party litigation related to the breaches. Liabilities arising from shareholder lawsuits and SEC investigations will continue to be the responsibility of Yahoo.

Also under the amended terms, the data breaches or losses arising from them will not be taken into account in determining whether a “Business Material Adverse Effect” has occurred or whether certain closing conditions have been satisfied.

Verizon’s acquisition of Yahoo – now valued at approximately $4.48 billion in cash, subject to closing adjustments – is expected to close in second-quarter 2017.

On July 23, 2016, Verizon and Yahoo entered into a definitive stock purchase agreement under which Verizon would acquire Yahoo’s operating business and global audience of more than 1 billion users, including more than 600 million mobile users.

Adding Yahoo to Verizon and AOL will create one of the largest portfolios of owned and partnered global brands, with extensive technology-powered distribution capabilities. It will enhance Verizon’s growth strategy of providing a cross-screen connection for consumers, creators and advertisers.

About Verizon

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York City, has a diverse workforce of 160,900 and generated nearly $126 billion in 2016 revenues. Verizon operates America’s most reliable wireless network, with 114.2 million retail connections nationwide. The company also provides communications and entertainment services over mobile broadband and the nation’s premier all-fiber network, and delivers integrated business solutions to customers worldwide.

About Yahoo

Yahoo is a guide to digital information discovery, focused on informing, connecting, and entertaining users through its search, communications, and digital content products. By creating highly personalized experiences, Yahoo helps users discover the information that matters most to them around the world — on mobile or desktop. Yahoo connects advertisers with target audiences through a streamlined advertising technology stack that combines the power of Yahoo’s data, content, and technology. Yahoo is headquartered in Sunnyvale, California, and has offices located throughout the Americas, Asia Pacific (APAC) and the Europe, Middle East and Africa (EMEA) regions. For more information, visit the pressroom (pressroom.yahoo.net) or the Company’s blog (yahoo.tumblr.com).

Yahoo!, the Yahoo family of marks, and the associated logos are trademarks and/or registered trademarks of Yahoo! Inc. Other names are trademarks and/or registered trademarks of their respective owners.

####

Verizon Forward Looking Statements

In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; the effects of competition in the markets in which we operate; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the inability to implement our business strategies; and the inability to realize the expected benefits of strategic transactions.

Yahoo Forward Looking Statements

This communication contains forward-looking statements concerning the proposed sale of Yahoo’s operating business. Risks and uncertainties may cause actual results to differ materially from the results predicted. Potential risks and uncertainties include, among others: (i) the inability to consummate the proposed transactions in a timely manner or at all, due to the inability to obtain or delays in obtaining approval of Yahoo’s stockholders, the necessary regulatory approvals, or satisfaction of other conditions to the closing of the proposed transactions; (ii) the existence or occurrence of any event, change, or other circumstance that could give rise to the termination of the purchase agreement, which, in addition to other adverse consequences, could result in Yahoo incurring substantial fees, including, in certain circumstances, the payment of a termination fee to Verizon under the purchase agreement; (iii) potential adverse effects on Yahoo’s relationships with its existing and potential advertisers, suppliers, customers, vendors, distributors, landlords, licensors, licensees, joint venture partners and other business partners; (iv) the implementation of the proposed transactions will require significant time, attention and resources of Yahoo’s senior management and others within Yahoo, potentially diverting their attention from the conduct of Yahoo’s business; (v) risks related to Yahoo’s ability to retain or recruit key talent; (vi) costs, fees, expenses and charges related to or triggered by the proposed transactions; (vii) the net proceeds that Yahoo will receive from Verizon is subject to uncertainties as a result of the purchase price adjustments in the purchase agreement; (viii) restrictions on the conduct of Yahoo’s business, including the ability to make certain acquisitions and divestitures, enter into certain contracts, and incur certain indebtedness and expenditures until the earlier of the completion of the proposed transactions or the termination of the purchase agreement; (ix) potential adverse effects on Yahoo’s business, properties, or operations caused by Yahoo implementing the proposed transactions or foregoing opportunities that Yahoo might otherwise pursue absent the pending proposed transactions; (x) the initiation or outcome of any legal proceedings or regulatory proceedings that may be instituted against Yahoo and its directors and/or officers relating to the proposed transactions; and (xi) following the closing of the proposed transactions, Yahoo will be required to register and be regulated as an investment company under the Investment Company Act of 1940, which will result in, among other things, Yahoo having to comply with the regulations thereunder, certain stockholders potentially being prohibited from holding or acquiring shares of Yahoo, and Yahoo likely being removed from the Standard and Poor’s 500 Index and other indices which could have an adverse impact on Yahoo’s share price following the proposed transactions.

All of these risks and uncertainties could potentially have an adverse impact on Yahoo’s business and financial performance, and could cause its stock price to decline.

More information about other potential factors that could affect Yahoo’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yahoo’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which are on file with the SEC and available on the SEC’s website at www.sec.gov. All information set forth in this communication is as of February 21, 2017. Yahoo does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances.

Important additional information and where to find it

On September 9, 2016, Yahoo! Inc. (“Yahoo”) filed a preliminary proxy statement regarding the proposed sale of Yahoo’s operating business to Verizon Communications Inc. (“Verizon”). Yahoo will file with the SEC a definitive version of the proxy statement which will be sent or provided to Yahoo stockholders when available. The information contained in the preliminary proxy statement is not complete and may be changed. BEFORE MAKING ANY VOTING DECISION, YAHOO’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ YAHOO’S PRELIMINARY PROXY STATEMENT IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND WHEN IT BECOMES AVAILABLE. YAHOO’S DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and stockholders may obtain a free copy of Yahoo’s preliminary proxy statement and any amendments or supplements to the preliminary proxy statement, Yahoo’s definitive proxy statement (when available) and any amendments or supplements to the definitive proxy statement (when available) and other documents filed by Yahoo with the SEC (when available) in connection with the proposed transactions for no charge at the SEC’s website at www.sec.gov, on the Investor Relations page of Yahoo’s website investor.yahoo.net or by writing to Investor Relations, Yahoo! Inc., 701 First Avenue, Sunnyvale, CA 94089.

Yahoo and its directors and executive officers, as well as Verizon and its directors and executive officers, may be deemed participants in the solicitation of proxies from Yahoo’s investors and stockholders in connection with the proposed transactions. Information concerning the ownership of Yahoo securities by Yahoo’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information is also available in Yahoo’s annual report on Form 10-K for the year ended December 31, 2015, as amended, and Yahoo’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on May 23, 2016. Information about Verizon’s directors and executive officers is set forth in Verizon’s annual report on Form 10-K for the year ended December 31, 2015 and Verizon’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on March 21, 2016. Information regarding Yahoo’s directors, executive officers and other persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in connection with the proposed transactions, including their respective interests by security holdings or otherwise, also is set forth in the preliminary proxy statement described above and will be set forth in the definitive proxy statement relating to the proposed transactions when it is filed with the SEC. These documents may be obtained free of charge from the sources indicated above.

MEDIA CONTACTS:

Verizon

Bob Varettoni

908-559-6388

robert.a.varettoni@verizon.com

Yahoo

Sheila Tran

408-349-4040

media@yahoo-inc.com

IR CONTACTS:

Verizon

Mike Stefanski

908-559-8018

michael.stefanski@verizon.com

Yahoo

James Miln

408-349-3382

investorrelations@yahoo-inc.com